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                                                                     EXHIBIT 5.1

                            MORRISON & FOERSTER LLP
                                ATTORNEYS AT LAW

                               755 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1018
                            TELEPHONE (415) 813-5600
                          TELEFACSIMILE (415) 494-0792




                                 April 15, 1997



Electroglas, Inc.
2901 Coronado Drive
Santa Clara, CA  95054

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-4 filed by Electroglas, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of the Company's common stock, $0.01 par value (the "Stock") to be issued in connection with the Merger described in the Registration Statement.

      As counsel to the Company, we have examined the proceedings of the Board of Directors of the Company in connection with the issuance and sale by the Company of the Stock.

      Based upon and subject to the foregoing, it is our opinion that the Stock being issued by the Company in connection with the Merger, when issued in the Merger in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

      This opinion may be relied upon only in connection with the issuance of Stock while the Registration Statement is in effect.

                                    Very truly yours,



                                    /s/ Morrison & Foerster LLP